EXHIBIT 5.1

Kevin J. Wilcox	T: (561) 682-7086
Executive Vice President and Chief Administration Officer	F: (770) 671-1088
Ocwen Financial Corporation	E: Kevin.Wilcox@Ocwen.com

July 16, 2009

Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409

Re:	Ocwen Financial Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President of Ocwen Financial Corporation, a Florida corporation (the “Company”). I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

In rendering the opinions expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits filed therewith. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity to the originals of all documents submitted to me as copies.

          Based on the foregoing, I am of the opinion that:

          1.          The Company is duly incorporated and validly existing under the laws of the State of Florida.

          2.          The Shares have been duly authorized and will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto.

This letter is limited to the laws of the State of Florida and the federal laws of the United States of America.

I hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to me under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ KEVIN J. WILCOX

Kevin J. Wilcox
Executive Vice President

Ocwen Financial Corporation
1661 Worthington Road, Suite 100, West Palm Beach, FL 33409
Mail to: P.O. Box 24737 WPB, FL 33416-4737